UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2015 (January 20, 2015)

NEW JERSEY RESOURCES
CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8359	22-2376465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

New Jersey Resources Corporation (the “Company”) will deliver a presentation to shareholders at its Annual Shareowners Meeting on January 21, 2015 in Farmingdale, NJ. The slides to be used for that presentation are furnished herewith as Exhibit 99.1 and are incorporated herein by reference.

On January 21, 2015, the Company announced in a press release that its Board of Directors (the “Board”) approved the Company’s regular quarterly dividend of 45 cents a share (22.5 cents on a post-split basis). The dividend is payable on April 1, 2015, to shareholders of record at the close of business on March 13, 2015. The press release announcing the dividend is attached hereto as Exhibit 99.2 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On January 21, 2015, the Company announced that it approved a two-for-one split of the Company’s common stock (the “Common Stock”). The Company will effect the stock split by issuing one additional share of Common Stock for every outstanding share of Common Stock. Shareholders of record as of the close of business on February 6, 2015, will receive one additional share of common stock for every share owned as of that date. The additional shares will be distributed on March 3, 2015. Trading of the Common Stock on a split-adjusted basis will begin at the start of trading on March 4, 2015.

Item 9.01. Financial Statements and Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

99.1	Presentation dated January 21, 2015

99.2	Press release issued January 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: January 21, 2015	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Presentation dated January 21, 2015

99.2	Press release issued January 21, 2015